Cyan Reports Second Quarter 2014 Financial Results

Revenue for the Second Quarter Exceeds Guidance

PETALUMA, Calif., August 11, 2014, Cyan (NYSE: CYNI), a leading provider of SDN, NFV, and packet-optical solutions for network operators, today announced financial results for its second quarter ended June 30, 2014.

Revenue for the second quarter of 2014 exceeded prior guidance of $21 million to $23 million and reached $24.4 million. This compares to $19.0 million for the first quarter of 2014 and $31.7 million in the second quarter of 2013. GAAP net loss for the second quarter was $14.7 million, or $0.31 per share, compared to a net loss of $17.8 million, or $0.38 per share, in the first quarter of 2014 and $9.1 million, or $0.33 per share, in the same period last year.

On a non-GAAP basis, Cyan's net loss for the second quarter was $11.9 million, or $0.25 per share. This compares to a non-GAAP net loss of $15.3 million, or $0.33 per share, in the first quarter of 2014 and a non-GAAP net loss of  $6.6 million, or $0.24 per share, in the same period last year. Both GAAP and non-GAAP net loss per share figures for the second quarter of 2014 are based on 46.9 million basic weighted average shares outstanding. Please refer to the attached financial statements for additional non-GAAP information and a reconciliation of GAAP to non-GAAP results as well as information regarding weighted average shares outstanding in each period.

“In the second quarter we remained focused on our key initiatives, announced several new customer and partner collaborations and launched Planet Orchestrate, a significant new addition to our Blue Planet SDN and NFV platform,” said Mark Floyd, Cyan’s chairman and chief executive officer. “We are pleased with our execution this quarter and with the momentum we see in the market.

“Service providers continue to advance their initiatives to transform their networks with SDN and NFV technologies. With the Blue Planet Platform, we believe Cyan is well positioned in the market and has a unique, first mover advantage in helping customers orchestrate both network and virtualized resources across multi-domain, multi-vendor networks," continued Floyd.

Second Quarter Highlights

•
Launched Planet Orchestrate – The industry’s first orchestration application that integrates Cloud Services, NFV, and WAN in multi-vendor and multi-domain networks. Unlike other siloed solutions on the market, Planet Orchestrate, an application for Cyan’s Blue Planet SDN Platform, combines the power of WAN service creation and automation with the orchestration of virtual resources – creating a software-defined engine for revenue generation in carrier networks.

•
Certes, the leader in multi-layer encryption solutions for high performance networks, and Fortinet, a global leader in high-performance network security, joined Blue Orbit, an ecosystem of partners focused on delivering real-world, multi-vendor SDN and network functions virtualization (NFV) applications.

•
With Blue Orbit partners Certes, Fortinet and RAD, Cyan demonstrated how Blue Planet can orchestrate multi-vendor distributed NFV in an official ETSI proof of concept (PoC) sponsored by Tier 1 service provider -- CenturyLink.

•
Collaborated with Telefónica and Red Hat to develop a deterministic NFV architecture to support the intelligent placement of virtualized network functions (VNFs). Cyan is delivering the NFV orchestrator that will make use of OpenStack enhancements developed by Red Hat in close collaboration with Telefónica.

Conference Call

Cyan will host a conference call for analysts and investors to discuss its second quarter 2014 results as well as guidance for its third quarter of 2014 today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To access the live call, please dial 1-888-364-3108 (US or Canada) or 1-719-325-2435 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately two hours after the call until 5:00 pm Eastern time on August 25, 2014, and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 and entering passcode 3977393#. A live audio webcast of the conference call also will be available from the Investors section of the company's website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for 90 days.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliation." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. As noted in the accompanying reconciliation, non-GAAP results exclude the effects of stock-based compensation. We use stock-based compensation to attract and retain employees and executives with the goals of aligning their interests with those of our stockholders and long-term employee retention. We exclude stock-based compensation expense from our non-GAAP metrics because it varies for reasons that are generally unrelated to operational decisions and performance in any particular period. In addition, non-GAAP results exclude the effects of preferred stock warrants that were converted in connection with our initial public offering. Upon completion of our initial public offering, our preferred stock warrants were converted to common stock and common stock warrants, and we no longer incur expenses associated with the preferred stock warrants. We have excluded these expenses from our non-GAAP metrics given that they fluctuated based on our valuation as a private company prior to going public and were discontinued upon completion of our IPO.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to industry momentum for SDN and NFV solutions and Cyan’s positioning to take advantage of the industry momentum. Forward-looking statements made are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the rate of market adoption of SDN and NFV solutions in general and the adoption rate of our products, particularly our Blue Planet platform; our ability to capitalize on our technological leadership in SDN and NFV; and other risks and uncertainties related to our business. Further information on these risks and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended June 30, 2014 and our Form 10-K that we filed for the year ended December 31, 2013. These documents are available on the SEC Filings section of the Investor section of our website at investor.cyaninc.com. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan
Cyan (NYSE: CYNI) enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, visualization, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
The Blueshirt Group
Maria Riley
+ 1 707.283.2850
ir@cyaninc.com

Cyan, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$24,392	$31,686	$43,430	$58,005
Cost of revenue	14,268	17,936	25,883	33,338
Gross profit	10,124	13,750	17,547	24,667
Operating expenses:
Research and development	9,620	8,158	19,092	15,397
Sales and marketing	11,331	10,821	22,360	18,838
General and administrative	3,711	3,095	8,274	5,958
Total operating expenses	24,662	22,074	49,726	40,193
Loss from operations	(14,538)	(8,324)	(32,179)	(15,526)
Interest expense	(42)	(136)	(89)	(262)
Other income (expense), net	(49)	(607)	(111)	(2,608)
Total other expense, net	(91)	(743)	(200)	(2,870)
Loss before provision for income taxes	(14,629)	(9,067)	(32,379)	(18,396)
Provision for income taxes	43	21	93	42
Net loss	$(14,672)	$(9,088)	$(32,472)	$(18,438)
Basic and diluted net loss per share	$(0.31)	$(0.33)	$(0.69)	$(1.22)
Weighted-average number of shares used in computing basic and diluted net loss per share	46,882	27,425	46,760	15,077

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$13,211	$32,509
Marketable securities	25,553	31,639
Accounts receivable	13,131	14,558
Short-term lease receivable	—	201
Inventories	13,057	20,746
Deferred costs	3,768	8,286
Prepaid expenses and other	3,297	1,378
Total current assets	72,017	109,317
Long-term lease receivable	—	403
Property and equipment, net	11,299	11,155
Other assets	643	645
Total assets	$83,959	$121,520
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,068	$8,474
Accrued liabilities	5,606	3,786
Accrued compensation	4,212	4,895
Term loan, current portion	1,635	1,604
Deferred revenue	10,781	17,516
Deferred rent	117	115
Other liabilities	290	734
Total current liabilities	27,709	37,124
Term loan, non-current portion	2,571	3,396
Deferred revenue	1,348	1,577
Deferred rent	431	486
Total liabilities	32,059	42,583
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	5	5
Additional paid in-capital	211,665	206,300
Accumulated other comprehensive income (loss)	(16)	(86)
Accumulated deficit	(159,754)	(127,282)
Total stockholders’ equity (deficit)	51,900	78,937
Total liabilities and stockholders’ equity (deficit)	$83,959	$121,520

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(32,472)	$(18,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,793	1,226
Stock-based compensation	5,282	2,902
Change in fair value for warrants	—	2,602
Changes in operating assets and liabilities:
Accounts receivable	1,427	(4,162)
Lease receivable	604	—
Inventories	7,447	1,014
Deferred costs	4,518	(2,822)
Prepaid expenses and other assets	(1,917)	(34)
Accounts payable	(2,478)	3,921
Accrued and other liabilities	1,424	1,347
Accrued compensation	(683)	670
Deferred revenue	(6,964)	5,757
Deferred rent	(53)	48
Net cash used in operating activities	(22,072)	(5,969)
Investing activities
Purchases of property and equipment	(2,623)	(3,072)
Purchase of available for sale securities	(12,803)	—
Maturity of available for sale securities	17,900	—
Sale of available for sale securities	1,000	—
Net cash provided by (used in) investing activities	3,474	(3,072)
Financing activities
Proceeds from initial public offering (IPO), net of issuance costs	—	88,164
Proceeds from stock-based compensation programs	398	1,105
Repayments of borrowings under notes payable	—	(7,563)
Taxes paid related to net-share settlements of restricted stock units	(325)	—
Repayments of borrowings under term loan	(794)	—
Payments on capital leases	(39)	—
Net cash provided by (used in) financing activities	(760)	81,706
Effect of exchange rate changes on cash and cash equivalents	60	35
Net increase (decrease) in cash and cash equivalents	(19,298)	72,700
Cash and cash equivalents at beginning of period	32,509	20,221
Cash and cash equivalents at end of period	$13,211	$92,921

Cyan, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Reconciliation of Gross Profit:
US GAAP as reported	$10,124	$7,423	$13,750
Adjustments:
Stock-Based Compensation	113	60	31
Non-GAAP Gross Profit	$10,237	$7,483	$13,781

Reconciliation of Gross margin:
US GAAP as reported	41.5%	39.0%	43.4%
Adjustments:
Stock-Based Compensation	0.5%	0.3%	0.1%
Non-GAAP Gross margin	42.0%	39.3%	43.5%

Reconciliation of Research and Development expenses:
US GAAP as reported	$9,620	$9,472	$8,158
Adjustments:
Stock-Based Compensation	1,021	915	511
Non-GAAP Research and Development expense	$8,599	$8,557	$7,647

Reconciliation of Sales and Marketing expenses:
US GAAP as reported	$11,331	$11,029	$10,821
Adjustments:
Stock-Based Compensation	957	798	560
Non-GAAP Sales and Marketing expense	$10,374	$10,231	$10,261

Reconciliation of General and Administrative expenses:
US GAAP as reported	$3,711	$4,563	$3,095
Adjustments:
Stock-Based Compensation	676	742	738
Non-GAAP General and Administrative expense	$3,035	$3,821	$2,357

Reconciliation of Operating expenses:
US GAAP as reported	$24,662	$25,064	$22,074
Adjustments:
Stock-Based Compensation	2,654	2,455	1,809
Non-GAAP Operating expenses	$22,008	$22,609	$20,265

Reconciliation of Net income (Loss):
US GAAP as reported	($14,672)	($17,800)	($9,088)
Adjustments:
Stock-Based Compensation	2,767	2,515	1,840
Preferred Stock Warrant Expense	-	-	604
Non-GAAP Net Income (Loss)	($11,905)	($15,285)	($6,644)

Reconciliation of Net income (loss) per share, basic and diluted:
US GAAP as reported	($0.31)	($0.38)	($0.33)
Adjustments:
Stock-Based Compensation	0.06	0.05	0.07
Preferred Stock Warrant Expense	-	-	0.02
Non-GAAP Net Income (Loss) per share, basic and diluted	($0.25)	($0.33)	($0.24)